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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Healthways, Inc. on Form S-8 of our report dated October 6, 2000 appearing in the Annual Report on Form 10-K of American Healthways, Inc. for the year ended August 31, 2000.



/s/ DELOITTE & TOUCHE LLP
Nashville, Tennessee

October 3, 2001